                                                                      Exhibit 11


                         THE GENLYTE GROUP INCORPORATED
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE FOR THE THREE MONTHS ENDED OCTOBER 1, 1994 AND OCTOBER 2, 1993
                     (000'S OMITTED, EXCEPT PER SHARE DATA)
                                   (Unaudited)


- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
                                                   1994          1993
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
- - - ---------------------------------------
Net Income                                         $  1,475      $    895
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Average Common Shares Outstanding                    12,732        12,732
- - - --------------------------------------------------------------------------------
Common Shares Issuable in Respect to
Common Stock Equivalents, with a
Dilutive Effect                                           8             0
- - - --------------------------------------------------------------------------------
Total Common and Common Equivalent
 Shares                                              12,740        12,732
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Primary Earnings per Share                         $    .12       $   .07
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

FULLY DILUTED EARNINGS PER SHARE:
- - - --------------------------------------------
Net Income Applicable to Common
 Stock and Common Stock Equivalents                $  1,475       $   895
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Total Common and Common Equivalent
 Shares                                              12,736        12,732
- - - --------------------------------------------------------------------------------
Additional Common Shares Assuming
 Full Dilution                                           15             0
- - - --------------------------------------------------------------------------------
Total Common Shares Assuming
 Full Dilution                                       12,751        12,732
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Fully Diluted Earnings per Share                   $    .12       $   .07
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

                                                                      Exhibit 11


                         THE GENLYTE GROUP INCORPORATED
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
          FOR THE NINE MONTHS ENDED OCTOBER 1, 1994 AND OCTOBER 2, 1993
                     (000'S OMITTED, EXCEPT PER SHARE DATA)
                                   (Unaudited)




                                              1994               1993
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
- - - --------------------------------------
Net Income                                    $  4,317           $  2,280
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Average Common Shares Outstanding               12,732             12,725
- - - --------------------------------------------------------------------------------
Common Shares Issuable in Respect to
 Common Stock Equivalents, with a
 Dilutive Effect                                     3                 89
- - - --------------------------------------------------------------------------------
Total Common and Common Equivalent
 Shares                                         12,735             12,814
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Primary Earnings per Share                    $    .34           $    .18
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

FULLY DILUTED EARNINGS PER SHARE:
- - - -------------------------------------------
Net Income Applicable to Common
 Stock and Common Stock Equivalents           $  4,317           $  2,280
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Total Common and Common Equivalent
 Shares                                         12,814             12,814
- - - --------------------------------------------------------------------------------
Additional Common Shares Assuming
 Full Dilution                                      16                 16
- - - --------------------------------------------------------------------------------
Total Common Shares Assuming
 Full Dilution                                  12,830             12,830
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
Fully Diluted Earnings per Share              $    .34           $    .18
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------